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                                                                   EXHIBIT 10.28


                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is entered into as of March 5, 1998, by and between Direc-to-Phone International, Inc., a Delaware corporation ("DTPI"), and the holders of stock of DTPI listed on the signature page hereto (the "Stockholders").

        WHEREAS, in connection with DTPI's issuance of Series A Preferred Stock and pursuant to that certain Stock Purchase Agreement dated as of the date hereof (the "Purchase Agreement"), DTPI has agreed to enter into this Registration Rights Agreement as a condition to the Closing thereunder.

        NOW THEREFORE, in consideration of the mutual agreements, covenants and conditions and releases contained herein, DTPI and the Stockholders hereby agree as follows:

1.      REGISTRATION RIGHTS

        DTPI hereby grants to each of the Stockholders the registration rights set forth in this Section 1, with respect to the Registrable Securities (as hereinafter defined) owned by such Stockholders. DTPI and the Stockholders agree that the registration rights provided herein set forth the sole and entire agreement on the subject matter among DTPI and the Stockholders.

      1.1   Definitions. As used in this Section 1:

                1.1.1 The terms "register," "registered," and "registration" refer to a registration effected by filing with the Securities and Exchange Commission (the "SEC") a registration statement (the "Registration Statement") in compliance with the Securities Act of 1933, as amended (the "1933 Act"), and the declaration or ordering by the SEC of the effectiveness of such Registration Statement.

                1.1.2 The term "Registrable Securities" means (i) common Stock of DTPI, including but not limited to, common stock issued or issuable upon conversion of the shares of Series A Preferred Stock and Series B Preferred Stock issued to the Stockholders, and (ii) any common stock of DTPI issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange or in replacement of, such Registrable Securities. In the event of any recapitalization by DTPI, whether by stock split, reverse stock split, stock dividend or the like, the number of shares of Registrable Securities used throughout this Agreement for various purposes shall be proportionately increased or decreased. Any security shall cease to be a Registrable Security at such time as it is publicly saleable without restriction, pursuant to Rule 144(k) of the SEC, or any successor statute, rule or regulation.

                1.1.3 The term "STM" means STM Wireless, Inc., a Delaware corporation.

                1.1.4 The term "Pequot Investors" means, collectively, Pequot Private Equity Fund, L.P., a Delaware limited partnership, and Pequot Offshore Private Equity Fund, Inc., a British Virgin Islands corporation.


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        1.2     Demand Registration.

                1.2.1 If (i) registration pursuant to section 1.9 hereof cannot be effected and (ii) DTPI shall receive from either STM or the Pequot Investors (the "Demanding Stockholder") a written demand (a "Demand Registration") that DTPI effect a registration on Form S-1 under the 1933 Act of at least 50% of the Registrable Securities held by such Demanding Stockholder, then DTPI, within ten (10) days of the receipt thereof, shall give written notice of such request to the Stockholder out of STM and the Pequot Investors that is not the Demanding Stockholder (the "Other Stockholder"), and subject to the limitations of this Section 1.2, shall use all reasonable commercial efforts to effect as soon as practicable, and in any event within 120 days of the receipt of such request, the registration under the Securities Act for resale of all Registrable Securities which the Demanding Stockholder and the Other Stockholder request to be registered within twenty (20) days of the mailing of such notice by DTPI in accordance with Section 2.3 hereof, provided, however, that DTPI shall not be obligated to take any action to effect any such registration, pursuant to this Section 1.2

                        (a) At any time prior to the consummation of DTPI's initial public underwritten offering;

                        (b) Within 90 days immediately following the effective date of any Registration Statement pertaining to an underwritten public offering of securities of DTPI for its own account, or 180 days in the case of DTPI's initial public offering (other than a registration on Form S-4 or a registration relating solely to employee benefit plans);

                        (c) If the Demand Registration is requested by the Pequot Investors and DTPI has already effected two Demand Registrations requested by the Pequot Investors pursuant to this Section 1.2 or if the Demand Registration is requested by STM and DTPI has already effected two Demand Registrations requested by STM pursuant to this Section 1.2 pursuant to which all of the Registrable Securities requested by the Pequot Investors or STM, as the case may be, to be included in such Demand Registration were actually sold; or

                        (d) If DTPI shall furnish to the Stockholders a certificate signed by the President of DTPI, stating that in the good faith judgment of the Board of Directors of DTPI, after consultation with DTPI counsel, that the filing of the Registration Statement at the date filing would be required would require the disclosure of facts the disclosure of which, at such time, would be seriously detrimental to DTPI and its stockholders, in which case DTPI shall have an additional period of not more than 120 days within which to file such Registration Statement; provided, however, that DTPI shall not use this right more than once in any twelve month period.

                1.2.2 If the Demanding Stockholder intends to distribute the Registrable Securities covered by its demand by means of an underwriting, it shall so advise DTPI as part of its demand made pursuant to this Section 1.2.

        DTPI shall, together with the Stockholders proposing to distribute their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected by the Demanding Stockholder and reasonably acceptable to the Other


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Stockholder and DTPI. In the case of an underwritten offering, the right of any
Stockholder to include Registrable Securities in such registration shall be conditioned upon such Stockholder's participation in such underwriting on customary terms. Notwithstanding any other provision of this Section 1.2, if the underwriter shall advise such Stockholders in writing that marketing factors (including, without limitation, an adverse effect on the per share offering price) require a limitation of the number of shares to be underwritten, the number of shares of Registrable Securities that may be included in the registration and underwriting shall be reduced accordingly and shall be allocated among all Stockholders thereof in proportion (as nearly as practicable) to the amounts of Registrable Securities owned by each Stockholder, provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities proposed to be included in such registration are first entirely excluded from the underwriting. No Registrable Securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration.

        1.3     Company Registration.

                1.3.1 If at any time or from time to time DTPI shall determine to register any of its securities, either for its own account or the account of security holders (including the Stockholders), other than a registration relating solely to employee benefit plans, a registration on Form S-4, or a registration pursuant to Section 1.2 hereof, DTPI will:

                        (a) promptly give to each of the Stockholders written notice thereof (which shall include a list of the jurisdictions in which DTPI intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                        (b) include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Registrable Securities specified in a written request or requests, made within 20 days after receipt of such written notice from DTPI, by any of the Stockholders, except as set forth in Section 1.3.2 below.

                1.3.2 If the registration of which DTPI gives notice is for a registered public offering involving an underwriting, DTPI shall so advise each of the Stockholders as a part of the written notice given pursuant to Section 1.3.1(a). In such event, the right of any of the Stockholders to registration pursuant to this Section 1.3 shall be conditioned upon such Stockholders' participation in such underwriting and the inclusion of such Stockholders' Registrable Securities in the underwriting to the extent provided herein. Each of the Stockholders proposing to distribute their securities through such underwriting shall, together with DTPI and the other parties distributing their securities through such underwriting, enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by DTPI, including without limitation indemnification by the selling Stockholders of the underwriters. Notwithstanding any other provision of this Section 1.3, if the underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, the underwriter may limit the number of Registrable Securities to be included in the registration and underwriting, or may exclude Registrable Securities entirely from such registration and underwriting subject to the terms of this paragraph. In such event, DTPI shall so advise the Stockholders of DTPI's securities that would otherwise be registered and underwritten pursuant hereto, and the number of shares of such securities, including Registrable Securities, that may be included in the registration and underwriting shall be allocated in the


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following manner: shares, other than securities to be offered by the Company for its own account (which shall have priority) and other than Registrable Securities, requested to be included in such registration by other stockholders shall be excluded, and if a limitation on the number of shares is still required, the number of Registrable Securities that may be included pursuant to this Section 1.3 shall be allocated to the Stockholders with respect to their Registrable Securities in proportion, as nearly as practicable, to the respective amounts of Registrable Securities held by each such Stockholder at the time of filing the Registration Statement (excluding any Registrable Securities included pursuant to Section 1.2 hereof). For purposes of any underwriter cutback, all Registrable Securities held by a Stockholder which is a partnership or corporation shall also include any Registrable Securities held by the partners, retired partners, stockholders or affiliated entities of such Stockholder, or the estates and family members of any such partners and retired partners and any trusts for the benefit of any of the foregoing persons, and such Stockholder and other persons shall be deemed to be a single "Selling Stockholder," and any pro rata reduction with respect to such "Selling Stockholder" shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such "Selling Stockholder," as defined in this sentence. No securities excluded from the underwriting by reason of the underwriter's marketing limitation shall be included in such registration. If any of the Stockholders disapproves of the terms of the underwriting, it may elect to withdraw therefrom by written notice to DTPI and the underwriter. The Registrable Securities so withdrawn shall also be withdrawn from registration.

        1.4 Expenses of Registration. All expenses incurred in connection with registration effected pursuant to Sections 1.2, 1.3 and 1.9, including without limitation all registration, filing, and qualification fees (including blue sky fees and expenses), printing expenses, escrow fees, fees and disbursements of counsel for DTPI, and expenses of any special audits incidental to or required by such registration, shall be borne by DTPI; provided, however, that DTPI shall not be required to pay stock transfer taxes, underwriters' discounts or commissions relating to Registrable Securities. Notwithstanding anything to the contrary above, DTPI shall not be required to pay for any expenses of any registration proceeding under Section 1.2 if the registration request is subsequently withdrawn at the request of the Demanding Stockholder, unless such Demanding Stockholder agrees to forfeit its right to a demand registration pursuant to Section 1.2. In the absence of such an agreement to forfeit, such Demanding Stockholder shall bear all such expenses. Notwithstanding the preceding sentence, however, (a) if at the time of the withdrawal, such Demanding Stockholder has learned of a material adverse change in the condition, business, or prospects of DTPI from that known to such Demanding Stockholder at the time of its request, or (b) in the event that such withdrawal is requested on account of the Registration Statement not being declared effective within at least ninety (90) days of the date of its filing with the SEC, then such Demanding Stockholder shall not be required to pay any of said expenses and shall retain their rights pursuant to Section 1.2.

        1.5 Obligations of DTPI. Whenever required under this Section 1 to effect the registration of any Registrable Securities, DTPI shall, as expeditiously as reasonably possible:

                1.5.1 Prepare and file with the SEC a Registration Statement with respect to such Registrable Securities and use its diligent best efforts to cause such Registration Statement to become effective, and keep such Registration Statement effective for up to ninety (90) days or until the Stockholders have completed the distribution relating thereto, provided however, that (i) such 90-day period shall be extended for a period of time equal to the period the Stockholder refrains from selling any securities included in such registration at the request of an underwriter of Common


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Stock (or other securities) of DTPI; and (ii) in the case of any registration of
Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such 90-day period shall be extended, if necessary, to keep the Registration Statement effective until all such Registrable Securities are sold not to exceed a total period of 360 days, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (a) includes any prospectus required by
Section 10(A)(3) of the 1933 Act or (b) reflects facts or events representing a material or fundamental change in the information set forth in the Registration Statement, the incorporation by reference of information required to be included in (i) and (ii) above to be contained in periodic reports filed pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the
"1934 Act"), in the Registration Statement.

                1.5.2 Prepare and file with the SEC such amendments and supplements to such Registration Statement and the prospectus used in connection with such Registration Statement as may be necessary to comply with the provisions of the 1933 Act with respect to the disposition of all securities covered by such Registration Statement.

                1.5.3 Furnish to the Stockholders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the 1933 Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

                1.5.4 Use its reasonable best efforts to register and qualify the securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as shall be reasonably requested by the Stockholders, provided that DTPI shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

                1.5.5 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each of the Stockholders participating in such underwriting shall also enter into and perform its obligations under such an agreement.

                1.5.6 Notify each of the Stockholders covered by such Registration Statement at any time when a prospectus relating thereto is required to be delivered under the 1933 Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

                1.5.7 Cause all such Registrable Securities registered hereunder to be listed on each securities exchange on which similar securities issued by DTPI are then listed.

                1.5.8 Provide a transfer agent and registrar for all Registrable Securities registered hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.


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                1.5.9   Furnish, at the request of any of the Stockholders, if
requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Stockholder requesting registration of Registrable Securities, and (ii) to the extent permitted under the rules of the AICPA, a letter, dated such date, from the independent accountants of the Company, in form and substance as is customarily given by independent accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to each Stockholder requesting registration of Registrable Securities.

        1.6     Indemnification.

                1.6.1 DTPI will, and does hereby undertake to, indemnify and hold harmless each Stockholder, each of such Stockholder's officers, directors, partners and agents, and each person controlling such Stockholder, with respect to any registration, qualification, or compliance effected pursuant to this
Section 1, and each underwriter, if any, and each person who controls any underwriter, of the Registrable Securities held by or issuable to such Stockholder, against all claims, losses, damages, and liabilities (or actions in respect thereto) to which they may become subject under the 1933 Act, the 1934 Act, or other federal or state law arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular, or other similar document (including any related Registration Statement, notification, or the like) incident to any such registration, qualification, or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or (ii) any violation or alleged violation by DTPI of any federal, state or common law rule or regulation applicable to DTPI in connection with any such registration, qualification, or compliance, and will reimburse, as incurred, each Stockholder, each underwriter, and each director, officer, partner, agent and controlling person, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action; provided that DTPI will not be liable in any such case to the extent that any such claim, loss, damage, liability or expense, arises out of or is based on any untrue statement or omission based upon written information furnished to DTPI by an instrument duly executed by any of the Stockholders or underwriter and stated to be specifically for use therein.

                1.6.2 Each Stockholder will, if Registrable Securities held by or issuable to such Stockholder are included in such registration, qualification, or compliance, severally and not jointly, indemnify DTPI, each of its directors, and each officer who signs a Registration Statement in connection therewith, and each person controlling DTPI, each underwriter, if any, and, each person who controls any underwriter, of DTPI's securities covered by such a Registration Statement, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such Registration Statement, prospectus, offering circular, or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the


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statements therein not misleading, and will reimburse, as incurred, DTPI, and each such underwriter or other person, for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) was made in such Registration Statement, prospectus, offering circular, or other document, in reliance upon and in conformity with written information furnished to DTPI by an instrument duly executed by such Stockholder and stated to be specifically for use therein; provided, however, that the liability of each such Stockholder hereunder shall be limited to the net proceeds received by such Stockholder from the sale of securities under such Registration Statement. In no event will any Stockholder be required to enter into any agreement or undertaking in connection with any registration under this Section 1 providing for any indemnification or contribution obligations on the part of such Stockholder greater than such Stockholder's obligations under this Section 1.6.

                1.6.3   Each party entitled to indemnification under this
Section 1.6 (the "Indemnified Party") shall give notice to the party required to provide such indemnification (the "Indemnifying Party") of any claim as to which indemnification may be sought promptly after such Indemnified Party has actual knowledge thereof, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be subject to approval by the Indemnified Party (whose approval shall not be unreasonably withheld) and the Indemnified Party may participate in such defense with its separate counsel at the Indemnifying Party's expense if representation of such Indemnified Party would be inappropriate due to actual or reasonably likely differing interests between such indemnified party and any other party represented by such counsel in such proceeding; and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Section 1, except to the extent that such failure to give notice shall materially adversely affect the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement that does not include as an unconditional term thereof the giving by the claimant or plaintiff therein, to such Indemnified Party, of a release from all liability in respect to such claim or litigation.

        1.7 Information by the Stockholders. If any Stockholder includes Registrable Securities in any registration, such Stockholder shall furnish to DTPI such information regarding such Stockholder, and the distribution proposed by such Stockholder, as DTPI may reasonably request in writing and as shall be required in connection with any registration, qualification, or compliance referred to in this Section 1.

        1.8 Transfer of Registration Rights. The rights of the Stockholders contained in Sections 1.2, 1.3 and 1.9 hereof, to cause DTPI to register the Registrable Securities, may be assigned or otherwise conveyed to a transferee or assignee of Registrable Securities, who shall be considered a "Stockholder," as applicable, for purposes of this Section 1; provided that such transferee or assignee (a) receives such securities as an officer, employee, director, partner, shareholder, or member of a Holder, or (b) holds at least 100,000 shares of Registrable Securities held by the transferring Holder; and, provided further that the transfer or assignment complied with the provisions of Section
3.2 of the Stockholders Agreement, to the extent applicable, and DTPI is


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given written notice by such Stockholder at the time of or within a reasonable time after said transfer stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned. Nothing in this Section 1.8 shall cause an increase in the number of Demand Registrations described in Section 1.2.1.

        1.9 Form S-3. If DTPI's stock becomes publicly traded, DTPI shall use its reasonable best efforts to qualify for registration on Form S-3. After DTPI has qualified for the use of Form S-3, the Stockholders shall have the right to request registrations on Form S-3 under this Section 1.9. Subject to the foregoing, DTPI will use its reasonable best efforts to effect promptly the registration of shares of Registrable Securities on Form S-3, as the case may be, to the extent requested in writing by the holders of at least 20%; provided, however, that DTPI shall not be obligated to effect any such registration (i) if the Stockholders propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than $1,000,000,
(ii) more than twice during any twelve (12) month period or (iii) in the event that the conditions set forth in Section 1.2.1 (b) and (d) are met (but subject to the limitations set forth therein).

        1.10 Delay of Registration. No Stockholder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

        1.11 Rule 144 Reporting. With a view to making available to the Stockholders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, DTPI agrees to use its reasonably best efforts to:

                1.11.1 Make and keep public information available, as those terms are understood and defined in SEC Rule 144 or any similar or analogous rule promulgated under the 1933 Act, at all times commencing ninety (90) days after the effective date of the first registration filed by DTPI for an offering of its securities to the general public;

                1.11.2 File with the SEC, in a timely manner, all reports and other documents required of DTPI under the 1933 Act and 1934 Act; and

                1.11.3 So long as a Stockholder owns any Registrable Securities, furnish to such Stockholder upon request: a written statement by DTPI as to its compliance with the reporting requirements of said Rule 144 of the 1933 Act, and of the 1934 Act (at any time after it has become subject to such reporting requirements); a copy of the most recent annual or quarterly report of DTPI; and such other reports and documents as a Stockholder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.

        1.12 "Market Stand-Off" Agreement. Each Stockholder hereby agrees that during the 180-day period following the effective date of a Registration Statement of DTPI filed under the 1933 Act covering the initial public offering of DTPI's common stock, and during the 90-day period following the effective date of a Regulation Statement under the 1933 Act covering any other offering, he, she or it shall not, to the extent requested by DTPI and any underwriter, sell or otherwise transfer or dispose of (other than to donors who agree to be similarly bound) any common stock of DTPI held by him, her or it at any time during such period except common stock included in such registration; provided, however, that all officers and directors of DTPI and all other persons


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with registration rights (whether or not pursuant to this Agreement) enter into substantially identical agreements. In order to enforce the foregoing covenant, DTPI may impose stop-transfer instructions with respect to the Registrable Securities of each Stockholder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

        1.13 Amendment of Registration Rights. Any provision of this Section 1 may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively) only with the written consent of DTPI and the Stockholders owning a majority of the Registrable Securities owned by all Stockholders, provided, however, that any such amendment, modification or waiver that would adversely affect the rights hereunder of any Stockholder without similarly affecting the rights hereunder of all Stockholders shall not be effective as to such Stockholder without its prior written consent. Any amendment or waiver effected in accordance with this paragraph shall be binding upon each Stockholder, each future holder of Registrable Securities and DTPI.

        1.14    Expiration of Rights. The registration rights granted under this
Section 1 shall expire on the earlier of (i) five (5) years from the first sale of common stock of DTPI to the public pursuant to a firm underwriting, which sale is effected pursuant to a Registration Statement filed with, and declared effective by, the SEC under the 1933 Act, that results in DTPI's common stock being listed on a national exchange or the Nasdaq National Market (a "Qualified Offering") or (ii) with respect to any Stockholder at such time as all Registrable Securities of such Stockholder may be publicly sold without restriction pursuant to Rule 144.

2.      MISCELLANEOUS

        2.1 Governing Law. All questions concerning the construction, interpretation and validity of this Agreement shall be governed by and construed and enforced in accordance with the domestic laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware. In furtherance of the foregoing, the internal law of the State of Delaware will control the interpretation and construction of this Agreement, even if under such jurisdiction's choice of law or conflict of law analysis, the substantive law of some other jurisdiction would ordinarily apply.

        2.2 Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties with respect to the subject matter hereof.

        2.3 Notices. Any notice, request or other communication required or permitted hereunder shall be given in writing and shall be deemed to have been duly given if personally delivered or if telegraphed, or mailed by registered or certified mail, postage prepaid, at the respective addresses of the parties as set forth on the signature page hereto and shall be deemed to have been received when delivered. Any party hereto may by notice so given change its address for future notices hereunder.

        2.4 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


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        2.5     Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.


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        2.6     Captions. The captions and headings to Sections of this
Agreement have been inserted for identification and reference purposes only and shall not be used to construe the meaning or the interpretation of this Agreement.

        2.7 Conflicting Agreements. DTPI shall not enter into any other agreements or grant any other rights that are inconsistent with the rights of the Stockholders hereunder, or that would impair the exercise of those rights.

        2.8 Waiver of Jury Trial; Consent to Jurisdiction. Each of the parties irrevocably (a) waives any and all right to trial by jury in any legal proceeding arising out of this Agreement, or any of the transactions contemplated hereby, (b) submits to the nonexclusive personal jurisdiction in the State of California, the courts thereof and the United States District Courts sitting therein, for the enforcement of this Agreement, (c) waives any and all personal rights under the law of any jurisdiction to object on any basis (including, without limitation, inconvenience of forum) to jurisdiction or venue within the State of California for the purpose of litigation to enforce this Agreement, and (d) agrees that service of process may be made upon it in the manner prescribed in Section 2.3 for the giving of notices to the parties.


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
        IN WITNESS WHEREOF, this Registration rights agreement has been duly executed and delivered by the parties as of the date first above written.


                                       DTPI

Address:                               DIREC-TO-PHONE INTERNATIONAL, INC.

One Mauchly
Irvine, California  92618              By:______________________________________
Facsimile:  (714) 753-0808
Attention:  Emil Youssefzadeh          Its:_____________________________________

                                       STOCKHOLDERS

Address:                               PEQUOT PRIVATE EQUITY FUND, L.P.

Amiel M. Peretz                        By:  Pequot Private Equity Partners, LLC,
Pequot Private Equity Partners, LLC         General Partner
354 Pequot Avenue
Southport, Connecticut  06490          By:______________________________________
Facsimile: 203-255-2558                     Lawrence D. Lenihan,
                                            Managing Member

Address:                               PEQUOT OFFSHORE PRIVATE EQUITY FUND, INC.

Amiel M. Peretz                        By:  Pequot Private Equity Partners, LLC,
Pequot Private Equity Partners, LLC         Investment Manager
354 Pequot Avenue
Southport, Connecticut  06490
Facsimile: 203-255-2558                By:______________________________________
                                            Lawrence D. Lenihan,
                                            Managing Member

Address:                               STM WIRELESS, INC.

One Mauchly
Irvine, California  92618              By:______________________________________
Facsimile:  (714) 753-0808
Attention:  Emil Youssefzadeh          Its:_____________________________________


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